ITEM 7 (c) 2.2

                                 AMENDMENT NO. 1

         This Amendment No. 1 (the "Amendment"), dated May __, 1997, is hereby made to the Merger Agreement dated April 22, 1997 (the "Agreement"), by and between 1st United Bank, a Florida chartered bank ("1st United"), Seaboard Savings Bank, F.S.B., a federal savings bank ("Seaboard") and 1st United Bancorp, a Florida bank holding company ("Bancorp"), (1st United, Seaboard and Bancorp are collectively referred to herein as the "Parties").

         WHEREAS, the Parties have agreed that it is necessary to amend the provisions in the Agreement dealing with the election of the composition of the Merger Consideration to be delivered to the Seaboard Stockholders and to assure that the aggregate Merger Consideration is allocated in a manner consistent with the elections of the Seaboard Stockholders without causing either the Stock Component or the Cash Component to exceed fifty percent (50%) of the Aggregate Consideration.

         WHEREAS, the Parties wish to modify the Agreement as provided herein;

         NOW, THEREFORE, in consideration for the premises and mutual promises contained therein, the Parties agree as follows:

         (1) The foregoing recitations are incorporated into and comprise a part of this Amendment.

         (2) Unless otherwise defined herein, any capitalized term used herein shall have the meaning ascribed to such term in the Agreement.

         (3) Section 2.6(v) is hereby amended to read as follows:

                  (v) An election form ("Election Form") shall be prepared by Bancorp and mailed by Seaboard to each of the Seaboard Stockholders with the Definitive Seaboard Proxy Materials.

                  Each Election Form shall permit the holder to elect to receive only Bancorp Purchase Stock with respect to such holder's Seaboard Stock ("Stock Election Shares"), to elect to receive only cash with respect to such holder's Seaboard Stock ("Cash Election Shares"), to receive fifty percent (50%) cash and fifty percent (50%) Bancorp Purchase Stock with respect to such holder's Seaboard Stock ("Equal Election Shares") or to indicate that such holder makes no election ("No Election Shares").

                  Any Seaboard Stock with respect to which the holder shall not have submitted to Bancorp an effective, properly completed Election Form, on or before 5:00 p.m. on the date of the Special Seaboard Meeting (or such other time


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         and date as Bancorp and Seaboard may mutually agree) (the "Election
         Deadline") shall be deemed to be "No Election Shares." Any such election shall have been properly made only if Bancorp shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Oeadline. Subject to the terms of this Agreement and of the Election Form, Bancorp shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of Bancorp regarding such matters shall be binding and conclusive. Bancorp shall be under no obligation to notify any person of any defect in an Election Form.

                  On or before the Closing Date, Bancorp shall compute the allocation among the holders of Seaboard Stock of rights to receive Bancorp Purchase Stock or cash in the Merger in accordance with the Election Forms, communicate that computation to Seaboard and thereafter cause the Transfer Agent to effecl the distribution of the Merger Consideration as follows:

                  (a) CALCULATION OF EQUAL ELECTION CONSIDERATION. Bancorp shall calculate the value of the Merger Consideration to be delivered to the holders of Equal Election Shares in accordance with their elections (the "Equal Election Consideration") and the value of the Merger Consideration minus the Equal Election Consideration (the "Remaining Consideration").

                  (b) STOCK ELECTIONS LESS THAN STOCK COMPONENT. If the number of shares of Bancorp Purchase Stock that would be issued upon conversion of the Stock Election Shares and the Equal Election Shares is less than the Stock Component, then:

                           1. All of the Equal Election Shares shall be converted into the right to receive fifty percent (50%) Bancorp Purchase Stock and fifty percent (50%)cash;

                           2. Then, to the extent necessary to assure thatfifty percent (50%) of the value of the Remaining Consideration is comprised of Bancorp Purchase Stock:

                                   A.  first, all Stock Election Shares shall be
         converted, pro rata, into the right to receive Bancorp Purchase Stock;

                                   B.  second, all of the No Election Shares
         shall be converted, pro rata, into the right to receive Bancorp Purchase Stock; and

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                                   C.  third, all of the Cash Election Shares
         shall be converted, pro rata, into the right to receive Bancorp Purchase Stock.

                           3. The balance of the Seaboard Shares shall be converted into the right to receive cash.

                           4. Notwithstanding anything to the contrary contained herein, the Seaboard Stock shall be allocated in the order provided above to the extent necessary to assure that the value of the Bancorp Purchase Stock equals fifty percent (50%) of the Merger Consideration. In no event shall the value of the Bancorp Purchase Stock be less than fifty percent (50%) of the Merger Consideration.

                  c) STOCK ELECTIONS MORE THAN STOCK COMPONENT. If the number of shares of Bancorp Purchase Stock that would be issued upon the conversion of the Stock Election Shares and the Equal Election Shares into Bancorp Purchase Stock is greater than the Stock Component, then:

                           1. All of the Equal Election Shares shall be converted into the right to receive fifty percent (50%) Bancorp Purchase Stock and fifty percent (50%) cash;

                           2. Then, to the extent necessary to assure thatfifty percent (50%) of the Remaining Consideration is comprised of cash:

                                   A. first, all Cash Election Shares shall be
         converted, pro rata, into the right to receive cash;

                                   B. second, all of the No Election Shares
         shall be converted, pro rata, into the right to receive cash; and

                                   C. third, all of the Stock Election Shares
         shall be converted, pro rata, into the right to receive cash.

                           3. The balance of the Seaboard Shares shall be converted into the right to receive Bancorp Purchase Stock.

                           4. Notwithstanding anything to the contrary herein, the Seaboard Stock shall be allocated in the order provided above to the extent necessary to assure that the value of the Cash Component equals fifty percent (50%) of the Merger Consideration. In no event shall the value of the Cash Component be less than fifty percent (50%) of the Merger Consideration.

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         (4) Except as expressly provided herein, nothing in this Amendment shall be construed to modify or supersede any of the Partiesi rights and obligations previously set forth in tile Agreement. In the event the terms of the Agreenient and this Amendment conflict, the terms of this Amendment shall control. The Agreement, in conjunction with this Amendment, shall represent the Parties complete understanding on the subject matters contained therein.

         (5) This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first provided above.

                              1ST UNITED BANCORP

                              By: /s/ Warren S. Orlando
                              Title: _________________________________
                              Date: __________________________________

                              1ST UNITED BANK

                              By: /s/ Warren S. Orlando
                              Title: _________________________________
                              Date: __________________________________

                              SEABOARD SAVINGS BANK, F.S.B.

                              By: /s/ Howaard Shields
                              Title: _________________________________
                              Date: __________________________________

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